UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16633 Dallas Parkway, Suite 250 Addison, Texas	75001
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (972) 218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 2, 2016, Darren Stine resigned from his position as the Chief Financial Officer of Wound Management Technologies, Inc. (the “Company”). Effective as of December 8, 2016, the Company has appointed J. Michael Carmena, 61, to serve as the Company’s new Chief Financial Officer.

From 2010 until 2013, Mr. Carmena served as Senior Director, Business & Sales Operations, of Smith and Nephew plc, formerly known as Healthpoint Therapeutics. Mr. Carmena previously served Healthpoint Therapeutics as Senior Director, Finance & Administration (from 2008 to 2010) and as Controller (from 1998 to 2008). Prior to his employment at Healthpoint, Mr. Carmena served as Senior Accounting Manager, Gulf Coast Business Unit, for Union Pacific Resources (1997–98); Chief Financial Officer of PNL Asset Management, L.P. (1995–97); and Manager of Finance, Gulf Coast Business Unit, for Snyder Oil Corporation (1992–95). Mr. Carmena started his career at Arthur Andersen & Co. after graduating, magna cum laude, with a BBA in Accounting from Texas Christian University in 1978.

The Board of Directors of the Company believes that Mr. Carmena’s industry experience will enhance the Company’s sales and operations teams as well its finance and accounting functions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.

Date: December 8, 2016	By:	/s/ Deborah J. Hutchinson
Name: Deborah J. Hutchinson
Title: President

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